[GRAPHIC OMITTED][GRAPHIC OMITTED]
Effective Date:  July 29, 2005                              CONFIDENTIAL AND
                                                                 PROPRIETARY
                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                 CODE OF ETHICS


                      DFA INVESTMENT DIMENSIONS GROUP INC.
                        THE DFA INVESTMENT TRUST COMPANY
                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                        DIMENSIONAL INVESTMENT GROUP INC.
                         DIMENSIONAL FUND ADVISORS INC.
                               DFA SECURITIES INC.
                         DIMENSIONAL FUND ADVISORS LTD.
                              DFA AUSTRALIA LIMITED
                      DIMENSIONAL FUND ADVISORS CANADA INC.



General

         This  amended and  restated  Code of Ethics (the  "Code") is adopted by
(i) DFA Investment Dimensions Group Inc., The DFA Investment Trust Company, Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc. (collectively, the "Funds"); (ii) Dimensional Fund Advisors Inc. ("Dimensional"), DFA Australia Limited, Dimensional Fund Advisors Ltd. and Dimensional Fund Advisors Canada Inc. (collectively, the "Advisors"); and (iii) DFA Securities Inc. (the "Distributor"), pursuant to the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").1 Rules 204A-1 and 17j-1 are collectively referred to as the "SEC Rules."

Standards of Business Conduct

         As a general policy, under the Code, in connection with personal securities investments of employees of the Funds, the Advisors and the Distributor (collectively, "Employers"), such persons, in keeping with the fiduciary duties owed to clients, shall at all times comply with the following standards of business conduct:

1. Employees must at all times place the interests of the Funds and the interests of other clients of the Advisors before their own personal interests;

2. All personal securities transactions shall be conducted in a manner consistent with the Code and to avoid any actual or potential conflict of interest and any abuse of an employee's position of trust and responsibility;

3. An employee must not take inappropriate advantage of his or her position(s) with Employers; and

4. Supervised Persons are required to promptly report any violations of the Code to Dimensional's Chief Compliance Officer (the "CCO").

         In adopting the Code, the trustees and directors of the Funds, the Advisors and the Distributor recognize that, just as actions that appear to comply with the Code may nevertheless be inappropriate, a failure to adhere to each requirement of the Code in any particular situation may not indicate a per se violation of SEC Rules. Therefore, no presumption should be made that a failure to comply with any provision of this Code that is not mandated by the SEC Rules constitutes a violation of the SEC Rules or a fraud on the Funds.

         Dimensional is committed to fostering a culture of compliance and therefore urges employees to contact the CCO and/or General Counsel about any actual or suspected compliance matters. Employees will not be penalized and their status at Dimensional will not be jeopardized by communicating with the CCO and/or General Counsel. Retaliation against any employee for reporting compliance related issues is cause for appropriate corrective action up to and including dismissal of the retaliating employee. In order to minimize the potential for such behavior, reports of actual or suspected compliance matters may be made on a confidential basis to the CCO and/or General Counsel.


1. Definitions. Terms not otherwise defined herein have the meanings assigned to them by the SEC Rules, the 1940 Act and the Advisers Act.
         -----------

(a)                   "Access Person" means:

(i) any director/trustee, officer or general partner of a Fund or Advisor;

(ii) any officer or director of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities for any registered investment company for which the Distributor acts as the principal underwriter;

(iii) employees of the Advisors, Distributor, or Funds who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of a Covered Security by the Funds, or other advisory clients for which the Advisors provide investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(iv) any natural persons in a control relationship with one or more of the Funds or Advisors who obtain information concerning recommendations made to such Funds or other advisory clients with regard to the purchase or sale of a Covered Security, or whose functions or duties, as part of the ordinary course of their business, relate to the making of any recommendation to the Funds or advisory clients regarding the purchase or sale of Covered Securities; and

(v) any Supervised Person who has access to nonpublic information regarding any clients' purchase or sale of securities, or regarding the portfolio holdings of any Fund.

(b) "Beneficial Ownership" of a security shall have the same meaning ascribed thereto under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.2

(c) "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

(d)                   "Covered Security" means all securities, except:

(i)                   direct obligations of the Government of the United
                      States3;

(ii) bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements);

(iii)                 shares of money market funds;

(iv)                  shares of registered open-end investment companies 4;

(v) shares issued by unit investment trusts that are invested exclusively in one or more registered open-end investment companies, none of which are the Funds;

(vi)                  privately-issued shares of the Advisors; and

(vii)                 commodities.

(e) "Designated Officer" means the Chief Compliance Officer, Secretary or the Assistant Secretary or other person acting as secretary or designated by the Ethics Committee for each of the Employers.

(f) "Dimensional Managed Fund" means any series/portfolio of the Funds or any other fund advised by or sub-advised by any of the Advisors.

(g) "Disinterested Trustee" means a director/trustee of the Funds who is not considered to be an "interested person" of the Funds within the meaning of Section 2(a)(19)(A) of the 1940 Act.

(h) "Ethics Committee" means each Ethics Committee appointed by the directors/trustees of each of the Employers.

(i) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the SEC under these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(j) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(k) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933.

(l) "Outside Director" means a director of any Advisor who is not considered to be an "interested person" of the Advisor within the meaning of Section 2(a)(19)(B) of the 1940 Act, provided that a director shall not be considered interested for purposes of this Code by virtue of being a director or knowingly having a direct or indirect beneficial interest in the securities of the Advisor if such ownership interest does not exceed five percent (5%) of the outstanding voting securities of such Advisor.

(m) A "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days, is or has been held by the Funds or other advisory clients of the Advisors, or is being or has been considered by the Funds or the Advisors for purchase by the Funds or other advisory clients of the Advisors, and any option to purchase or sell, and any security convertible into or exchangeable for, any such Covered Security.

(n) "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an Advisor, or other person who provides (i) investment advice on behalf of an Advisor and (ii) is subject to the supervision and control of the Advisor with respect to activities that are subject to the Advisers Act or the 1940 Act.5

2. Compliance with Federal Securities Laws. Each Supervised Person shall comply with the applicable Federal Securities Laws.

3.                    Prohibitions: Access Persons.

           No Access Person:

(a) in connection with the purchase or sale by such Person of a Security Held or to be Acquired by a registered investment company or other advisory clients account for which one of the Advisors acts as investment adviser or the Distributor acts as the principal underwriter, including the Funds, shall:

(i) employ any device, scheme or artifice to defraud such registered investment company or advisory account;

(ii) make to such registered investment company or advisory account any untrue statement of a material fact or omit to state to such registered investment company or advisory account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company or advisory account; or

(iv) engage in any manipulative practice with respect to such registered investment company or advisory account.

(b) shall accept any personal gift other than those in compliance with the Gift and Business Entertainment Policy.

(c) who is not a Disinterested Trustee, shall serve on the board of directors of a publicly traded company, except as provided in section 6(e) herein.

4. Pre-clearance: Initial Public Offerings or Limited Offerings. In addition to the above-stated prohibitions, no Access Persons shall acquire any securities in an Initial Public Offering or Limited Offering except as provided in sections 5 and 6 herein. Any request for pre-clearance pursuant to section 5 must specifically identify the transaction as an Initial Public Offering or Limited Offering, as appropriate.

5. Pre-clearance. Access Persons of the Employers (other than Disinterested Trustees and directors of the Advisors who are not officers or employees of the Funds or any Employer) are required to receive written approval from the applicable compliance officer of the Employer prior to purchasing or selling any Covered Security (except interests in 529 college savings plans and futures) for their own accounts or the accounts of their families (including the spouse, registered domestic partner, minor children and adults living in the same household as the Access Person), trusts of which they are trustees or in which they have a beneficial interest, or any other account with respect to which they have direct or indirect control of investment decisions. The form for requesting such approval is attached hereto as Exhibit A. Prior approval is more --------- likely to be granted when there exists only a remote potential for a conflict of interest with the Funds or other advisory clients of the Advisors because the proposed transaction would be very unlikely to affect a highly institutional market, or when the proposed transaction clearly is not related economically to the securities to be purchased, sold or held by the Funds or by other advisory clients of the Advisors. Any such prior approved transaction must be completed by the close of business on the next business day after approval is received, unless it is rescinded prior to execution, or unless the approval is granted with a specified time period that is shorter or longer.

           In addition, the compliance officer of each Employer (other than Dimensional) is required to receive prior written approval of his or her personal transactions from Dimensional's CCO and Dimensional's CCO shall solicit prior approval of his personal transactions from Dimensional's Chief Executive Officer. The Designated Officer of the Funds, the Advisors or the Distributor, as the case may be, shall record any action taken pursuant to this section 5. The compliance officer of each Employer (other than Dimensional) shall promptly provide copies of each completed pre-clearance form to Dimensional's CCO.

6.   Exemptions. The provisions of section 5 of this Code shall not apply to:

     (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

     (b) purchases or sales that are non-volitional on the part of the Access Person, the Funds or other clients of the Advisors.

     (c)  purchases that are part of an automatic dividend reinvestment plan.

     (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e) service by an Access Person on the board of directors of a publicly traded company if prior approval is received from the board of directors of the applicable Employer(s) of such appointment (provided, however, that Access Persons who are Disinterested Trustees shall not be required to obtain prior approval to serve on the board of directors of a public company). In the event that the board of such Employer(s) should decide that the potential for conflicts of interest exists with respect to such Person's obligations as a director and Employer's duties to its clients, the board may refuse to approve the appointment or approve the appointment with such restrictions on the activities of, or information received by, such Access Person, as the board deems appropriate.

  7. Communications with Disinterested Trustees and Outside Directors. As a regular business practice, the Funds and the Advisors attempt to keep directors/trustees informed with respect to the Funds' and the Advisors' investment activities through reports and other information provided to the directors/trustees in connection with board meetings and other events. However, it is the policy of the Funds not to routinely communicate specific trading information and/or advice on specific issues to Disinterested Trustees and Outside Directors unless the proposed transaction presents issues on which input from the Disinterested Trustees or Outside Directors is appropriate (i.e., no information is given regarding securities for which current activity is being considered for clients).

  8. Procedural Matters. The Designated Officer of each Employer shall:

     (a) Furnish a copy of this Code to each Access Person of the Funds and Distributor, and obtain from each Access Person a written acknowledgment of the receipt thereof. Each Access Person shall provide the Designated Officer, on an annual basis, with an executed certificate stating that he or she has read and understood the Code and recognizes that he or she is subject to the Code. In addition, each Access Person shall certify to the Designated Officer, on an annual basis, that he or she has complied with the requirements of the Code and has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of this Code.

     (b) Notify each such Access Person of his/her obligation to file reports as required by section 9 of this Code and the procedures for filing such reports.

     (c) Report to the Ethics Committee the facts contained in any reports filed with the Designated Officer pursuant to section 9 of this Code when any such report indicates that an Access Person may have engaged in a transaction in a Security Held or to be Acquired by a Fund in a manner which is inconsistent with this Code.

     (d) Maintain any records required by Rule 204-2(a)(12) and (13) of the Advisers Act and Rule 17j-1(f) of the 1940 Act.

     (e) Implement procedures to safeguard the confidentiality of reports filed and records maintained pursuant to this Code.

     (f) At least annually, furnish the boards of directors/trustees of the Funds a written report (which may be a joint report) that:

     (i)  certifies  that  the  Employer  has  adopted   procedures   reasonably
          necessary to prevent Access Persons from violating the Code; and

     (ii) describes any issues arising under the Code or procedures described above since the last report to the boards including, but not limited to, information about material failures to comply with the Code or procedures and sanctions imposed in response thereto.

  9.     Reporting by Access Persons.

     (a) Initial Report. Upon commencement of employment (or upon becoming an Access Person), all Access Persons, other than Disinterested Trustees and Outside Directors, must disclose all holdings of Covered Securities and Dimensional Managed Funds in which they have any direct or indirect Beneficial Ownership to the Designated Officer. Such report shall be made within ten calendar days of commencement of employment (or upon becoming an Access Person) and shall include the following information as of the date when the person became an Access Person (information must be current as of a date no more than 45 days before the date of submission):

          (i) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, and the number of shares and principal amount of each Covered Security in which such Access Person has any direct or indirect Beneficial Ownership when the person becomes an Access Person;

          (ii) The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of such person as of the date the person became an Access Person; and

          (iii) The date the report is submitted by the Access Person.

     (b) Annual Report. In addition to the report submitted under section 9(a), every Access Person (other than Disinterested Trustees and Outside Directors) must also submit an annual report of the information required by section 9(a) to the Designated Officer annually within thirty calendar days after the last day of each calendar year (which information must be current as of a date no more than 45 days before the date of submission).

     (c) Quarterly Reports. Within 30 calendar days of the end of each calendar quarter and except as provided in section 9(d) below, every Access Person shall report to the Designated Officer the following information with respect to transactions in any Covered Security and shares of Dimensional Managed Funds in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security or shares or other investment interest in a Dimensional Managed Fund:

          (i) The date of the transaction, the title, and as applicable the exchange and ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares or other investment interest and the principal amount of each Covered Security and each Dimensional Managed Fund involved;

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected;

          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (v)  The date the report was submitted by the Access Person.

          (vi) No person shall be required to make the reports set forth in this section 9 with respect to transactions effected for, and Covered Securities or shares of or other investment interest in any Dimensional Managed Fund held in, any account over which such person does not have any direct or indirect influence. No Access Person of the Employers shall be required to make the report required under section 9(c) above with respect to information which would be duplicative of information recorded pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Advisers Act. In addition, no person shall be required to make the report required under section 9(c) above with respect to transactions effected pursuant to an automatic investment plan.

          (vii)In addition, all Access Persons must report any new broker, dealer or bank with which the Access Person maintains an account in which any securities are held or could have the ability to hold securities for the direct or indirect benefit of such Access Person and the date the account was established.

     (d)  Additional Reporting Procedures.

          (i) Any report made pursuant to this section 9 may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect Beneficial Ownership in the securities to which the report relates.

          (ii) All reports of securities transactions and holdings filed pursuant to this section 9 shall be deemed confidential and shall not be disclosed to any person or entity except as may be necessary to enforce this Code or as may be required by law.

          (iii)The Designated Officer is responsible for enforcing the provisions of this Code, detecting violations of this Code, reviewing reports or other statements submitted pursuant to section 9 of this Code, and maintaining the confidentiality of any reports or other records maintained pursuant to this Code. In establishing review procedures for reports submitted pursuant to this Code, the Designated Officer shall give due consideration to the types of securities reported, the position of the person submitting the report, the degree of access to current trading information, and the possible effect of the holdings or transactions on securities held by clients. The Ethics Committee is responsible for reviewing any such reports submitted by the Designated Officer.

          (iv) A Disinterested Trustee who would be required to make a report solely by reason of being a director/trustee of a Fund need not make a quarterly transaction report under section 9(c) herein with respect to any Dimensional Managed Fund or any Covered Security, unless the director/trustee knew or, in the ordinary course of fulfilling his or her official duties as a director/trustee, should have known that during the 15 days immediately before or after the director/trustee's transaction in a Covered Security, a Fund purchased or sold the Covered Security, or an Advisor considered purchasing or selling the Covered Security for a Fund.

          (v) No report need be filed pursuant to section 9(b) if it would duplicate information contained in broker trade confirmations or account statements received by the Employers on a timely basis and such confirmations or statements contain all information required by section 9(b).

10.                        Violations.

     (a) Upon being apprised of facts in any manner that indicate that a violation of this Code may have occurred, the Ethics Committee of each of the Funds, Advisors and the Distributor, as applicable, shall determine whether, in its judgment, the conduct being considered did in fact violate the provisions of this Code. If the Ethics Committee determines that a material violation of this Code has occurred, the Ethics Committee shall so advise its board of directors/trustees and the board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Ethics Committee or board is a member of the Committee or board, he/she shall not be eligible to participate in the judgment of the Committee or board as to whether a violation occurred or whether, or to what extent, sanctions should be imposed.

     (b) Sanctions for violation of this Code may include, but are not limited to, (i) a requirement to cancel a trade or to forego any profits thereon, (ii) suspension of the privilege of engaging in personal securities transactions for a period of time, (iii) a fine, and/or
          (iv) a suspension or termination of employment.

12.      Miscellaneous.

     (a) This Code, and any material changes hereto, are subject to the approval of the board of directors/trustees of each Fund, including approval by a majority of the Disinterested Trustees. Each board shall base its approval of the Code, and of any material changes to the Code, on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by sections 3 and 4 of the Code. Prior to approving the Code, the boards of directors/trustees must receive a certification from the Funds, Advisors and Distributor that they have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The Funds' boards must approve any material change to the Code not later than six months after adoption of such change.

     (b) The Ethics Committees shall have the authority, (1) with respect to any specific transaction, to exempt any person or class of person from any portion of this Code, so long as (i) the provision for which the exemption is proposed to be granted is not one required by the SEC Rules, and (ii) counsel to the Funds or Advisors, as applicable, concurs with the exemption; and (2) to adopt interpretive positions with respect to any provision of this Code in consultation with counsel f or the Funds. Any such action shall be based on a good faith determination that (i) such exemption or interpretation is consistent with the fiduciary principles set forth in this Code and the SEC Rules; and (ii) the likelihood of any abuse of the Code as a result of such exemption or interpretation is remote. The Ethics Committee also may base any such determination on the advice of counsel that a particular application of all or any portion of the Code is not legally required.

     (c) This Code is designed for the internal use of the Funds, Advisors and Distributor in meeting their fiduciary and other obligations under applicable securities law. This Code may include reports or procedures that are more stringent than those required by law. No violation or apparent violation of this Code shall create any presumption that an Access Person has violated any law.

--------------------------------------------------------------------------------
                                    EXHIBIT A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PERSONAL SECURITIES TRANSACTION
--------------------------------------------------------------------------------

                               PRE-CLEARANCE FORM


I hereby request approval to purchase or sell the securities listed below. I understand that if this request is denied, I may not purchase or sell such securities for myself or others until I receive approval at a later date.


--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
Date of Transaction   Company Name/Ticker   Buy or Sell  No. of Shares      Name of Broker,          Account Number
                                                                            Dealer, Bank or
                                                                               Custodian
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------


--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------


--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------

--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------


--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------

--------------------- --------------------- ------------ --------------- ----------------------- -----------------------
--------------------- --------------------- ------------ --------------- ----------------------- -----------------------

--------------------- --------------------- ------------ --------------- ----------------------- -----------------------


By signing this form, I represent that this transaction(s) is not prohibited by
Section 3 of the Code of Ethics or the Insider Trading Policy.



Printed Name                                Signature                                   Date




------------------------------------------------------------------------------------------------------------------------------------
   FOR COMPLIANCE USE ONLY:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     _______________________      ________________        APPROVED         DENIED
COMPLIANCE OFFICER       DATE
------------------------------------------------------------------------------------------------------------------------------------




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1    Employees of each Advisor are required to abide by those provisions of the
     1940 Act and the Advisers Act contained in this Code, regardless of whether the employees are located in the United States or abroad.

2 To have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities.

3 For Access Persons of the U.S. Employers. For Access Persons of the U.K. Employer, Covered Securities shall exclude direct obligations of the Government of the United Kingdom. For Access Persons of the Australian Employer, Covered Securities shall exclude direct obligations of the Commonwealth Government of Australia. For Access Persons of the Canadian Employer, Covered Securities shall exclude direct obligations of the Government of Canada.

4 For Access Persons of the U.S. and Canadian Employers. For Access Persons of the U.K. and Australian Employers, Covered Securities shall exclude unlisted unit trusts registered under the local scheme


5 For example, independent solicitors or consultants who do not provide investment advice to clients on behalf of an Advisor are not Supervised Persons.